Exhibit 99.1

Baker Hughes’ Chairman and CEO to Present at Scotia Howard Weil 2017 Energy Conference

HOUSTON--(BUSINESS WIRE)--Mar. 2, 2017-- Baker Hughes Incorporated (NYSE: BHI) announced today that the company’s Chairman and Chief Executive Officer Martin Craighead will present at Scotia Howard Weil Energy Conference on Tuesday, March 28, 2017, at 10:15 a.m. Eastern Time (9:15 a.m. Central Time).

If you would like to view the presentation materials, please visit the “Events & Presentations” page on our website at: www.bakerhughes.com/investor.

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company's 33,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes, visit: www.bakerhughes.com.

CONTACTS:

Investor Relations: Alondra Oteyza, +1.713.439.8822,

alondra.oteyza@bakerhughes.com

or

Media Relations: Melanie Kania, +1.713.439.8303,

melanie.kania@bakerhughes.com